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                                                                   EXHIBIT 10.33



                                     FORM OF

                        RESTRICTED STOCK AWARD AGREEMENT
                                    UNDER THE
                               JAKKS PACIFIC, INC.
                       2002 STOCK AWARD AND INCENTIVE PLAN


        This RESTRICTED STOCK AWARD AGREEMENT (the "Agreement") is entered into effective as of the [Date] by and between [Name] (the "Executive") and JAKKS Pacific, Inc., a Delaware corporation (the "Company").

                                   WITNESSETH:

        WHEREAS, the Company and the Executive are parties to that certain Amended and Restated Employment Agreement, dated March 26, 2003 and effective as of January 1, 2003 (the "Employment Agreement"); and

        WHEREAS, the terms and conditions of the Employment Agreement call for the Company to grant the Executive certain shares of Restricted Stock (as defined below) in consideration for the Executive agreeing to enter into the Employment Agreement and relinquish certain bonus compensation under his prior employment agreement with the Company; and

        WHEREAS, pursuant to the Company's 2002 Stock Award and Incentive Plan (the "Plan"), the Compensation Committee of the Company's Board (the "Compensation Committee") has approved, in accordance with the terms of the Employment Agreement, the grant to the Executive of Restricted Stock set forth herein, subject to the terms and conditions of this Agreement.

1.      AWARD OF RESTRICTED STOCK

        1.1 The Company hereby grants to the Executive an award of [___________] shares of restricted common stock of the Company, par value $.001 per share (the "Restricted Stock"), subject to, and in accordance with, the restrictions, terms, and conditions set forth in this Agreement. The grant date of this award of Restricted Stock is [Date] (the "Grant Date").

        1.2 This Agreement shall be construed in accordance with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

2.      RESTRICTIONS

        2.1 Subject to Sections 2.2, 3.1 and 3.2 below, and provided in all instances that the

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Executive's employment with the Company has not terminated in accordance with the provisions of the Employment Agreement prior to the Final Vesting Date (as defined below), that number of shares of Restricted Stock as set forth below on each anniversary of the Grant Date (each such date shall be a "Vesting Date") shall vest, such that on [December 31, 200_] (the "Final Vesting Date") all of the shares of Restricted Stock shall be fully vested:



                  DATE                              NUMBER OF SHARES VESTED
                  ----                              -----------------------
                  December 31, 200_                 ______ Shares (50%)
                  December 31, 200_                 ______ Shares (50%)

        On each Vesting Date, the Executive shall own the vested shares of Restricted Stock free and clear of all restrictions imposed by this Agreement (except those restrictions imposed by Section 4.4 below). The Company shall deliver a certificate(s) for the vested shares of Restricted Stock to the Executive as soon as practical after each Vesting Date.

           2.2 Notwithstanding the Vesting Dates set forth in Section 2.1 above, and in order for the Company to preserve the deductibility under Section 162(m) of the Code of the grant of Restricted Stock provided hereby, as a condition precedent to the effectiveness of the above-described vesting schedule, the Company's Pre-Tax Income (as defined below) for the Company's fiscal year ending December 31, 200_ must exceed $2,000,000 (the "Vesting Condition"). In the event the Company does not meet the Vesting Condition, (i) the grant of Restricted Stock pursuant to this Agreement shall be null and void, (ii) the Executive shall forfeit any right to receive any Restricted Stock, (iii) any entries on the stock books and ledgers of the Company with respect to the shares of Restricted Stock shall be cancelled, and (iv) the Restricted Stock shall become authorized but unissued shares of the Company's common stock, par value $.001 per share (the "Common Stock").

           The term "Pre-Tax Income" shall mean for the Company's fiscal year ended December 31, 200_, the Company's income before any deduction or reserve for income taxes and without any adjustment for any extraordinary item. In addition, the determination of Pre-Tax Income, including all estimates, allocations or prorations required to be made in connection therewith, shall be made by the Company's regularly-engaged independent certified public accountants (the "Auditors") in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a basis consistent with past periods, which determination, absent manifest error, shall be conclusive and binding upon the Company and the Executive.

        2.4 The Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date, if ever, that the Restricted Stock becomes vested in accordance with the terms of this Agreement.



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3.      ACCELERATION OF VESTING OF RESTRICTED STOCK

        3.1 In the event that the Vesting Condition is achieved by the Company, and the Company's Adjusted EPS Growth (as defined below) for the Company's fiscal year ending December 31, 200_ shall increase as set forth in the table immediately below, the vesting of certain amounts of the Restricted Stock (as indicated in the below table) that would otherwise vest on the Final Vesting Date shall be accelerated and shall be deemed vested for all purposes on the date that is no later than ninety (90) days after the later of (i) the end of such fiscal year or (ii) completion of an audit of such fiscal year by the Company's then current Auditors, in accordance with the table immediately below.

----------------------------------------------------------------------------------------------
       ADJUSTED EPS GROWTH            % OF RESTRICTED STOCK         NUMBER OF SHARES OF
                                     SUBJECT TO ACCELERATED     RESTRICTED STOCK SUBJECT TO
                                             VESTING                 ACCELERATED VESTING
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
               *1%                             0%
----------------------------------------------------------------------------------------------
            1--1.999%                          10%
----------------------------------------------------------------------------------------------
            2--4.999%                          20%
----------------------------------------------------------------------------------------------
            5--9.999%                          30%
----------------------------------------------------------------------------------------------
           10--19.999%                         50%
----------------------------------------------------------------------------------------------
           20--24.999%                         75%
----------------------------------------------------------------------------------------------
              **25%                           100%
----------------------------------------------------------------------------------------------

----------

*  = less than
** = greater than or equal to

           For all purposes hereof, the term "Adjusted EPS" shall mean the net income per share of the Company's Common Stock, calculated on a fully-diluted basis as determined by the Company's then current Auditors in accordance with GAAP, applied on a basis consistent with past periods, as adjusted in the sole discretion of the Compensation Committee to take account of extraordinary or special items, or as otherwise may be permitted by the Plan, and such determination by the Auditors, absent manifest error, as adjusted by the Compensation Committee, shall be conclusive and binding upon the Company and Executive.

        3.2 Notwithstanding the other provisions of this Agreement with the exception of Section 2.2, in the event of a Change in Control prior to the Final Vesting Date, the Restricted Stock shall become fully vested and nonforfeitable as of the time of the Change in Control. On the date of the Change in Control, or as soon as practicable thereafter, the Company shall deliver to the Executive a certificate(s) for the Restricted Stock, free and clear of any restrictions imposed by this Agreement (except for those restrictions imposed by Section 4.4 below).

4.      STOCK; DIVIDENDS; VOTING



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               4.1 The stock certificate(s) evidencing the Restricted Stock shall be registered on the Company's books in the name of the Executive as of the Grant Date. The Company may issue stock certificates or otherwise evidence the Executive's interest by using a book entry account. Physical possession or custody of such stock certificates shall be retained by the Company until such time as the shares of Restricted Stock are vested in accordance with Article 2. The Company reserves the right to place a legend on the stock certificate(s) restricting the transferability of such certificates and referring to the terms and conditions (including forfeiture) of this Agreement and the Plan.

               4.2 During the period the Restricted Stock is not vested, the Executive shall be entitled to receive dividends and/or other distributions declared on such Restricted Stock and the Executive shall be entitled to vote such Restricted Stock.

               4.3 In the event of a change in capitalization, the number and class of shares of Restricted Stock or other securities that the Executive shall be entitled to, and shall hold, pursuant to this Agreement shall be appropriately adjusted or changed to reflect such change in capitalization, provided that any such additional shares of Restricted Stock or different shares or securities shall remain subject to the restrictions contained in this Agreement.

               4.4 The Executive represents and warrants that he is acquiring the Restricted Stock for investment purposes only, and not with a view to distribution thereof. The Executive is aware that the Restricted Stock may not be registered under the federal or any state securities laws and that, in addition to the other restrictions on the shares of Restricted Stock, the Restricted Stock will not be able to be transferred unless an exemption from registration is available or the Restricted Stock becomes registered. By making this award of Restricted Stock, the Company is not undertaking any obligation to register the Restricted Stock under any federal or state securities laws.

5.       NO RIGHT TO CONTINUED SERVICE AS AN EMPLOYEE

               Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Executive any right with respect to continuance as an employee of the Company or any subsidiary of the Company, nor shall this Agreement or the Plan interfere in any way with the right of the Company or a subsidiary of the Company or their respective stockholders to terminate the Executive's service as a director at any time.

6.       TAXES AND WITHHOLDING

               The Executive shall be responsible for all federal, state, and local income taxes payable with respect to this award of Restricted Stock. The Executive shall have the right to make such elections under the Code as are available in connection with this award of Restricted Stock. The Company and the Executive agree to report the value of the Restricted Stock in a consistent manner for federal income tax purposes. The Company shall have the right to retain and withhold from any payment of Restricted Stock the amount of taxes (if any) required by any



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government to be withheld or otherwise deducted and paid with respect to such payment. At its discretion, the Company may require the Executive to reimburse the Company for any such taxes required to be withheld and may withhold any distribution in whole or in part until the Company is so reimbursed. In lieu thereof, the Company shall have the right to withhold from any other cash amounts due to the Executive an amount equal to such taxes required to be withheld or withhold and cancel (in whole or in part) a number of shares of Restricted Stock having a market value not less than the amount of such taxes.

7.       EXECUTIVE BOUND BY THE PLAN

               The Executive hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

8.       MODIFICATION OF AGREEMENT

               Except as provided in Section 2.2 above, this Agreement may be modified, amended, suspended, or terminated, or any of the terms or conditions hereof waived, only by a written instrument executed by the parties hereto.

9.       SEVERABILITY

               Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

10.       GOVERNING LAW

               The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

11.      SUCCESSORS IN INTEREST

               This Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns, whether by merger, consolidation, reorganization, sale of assets, or otherwise. This Agreement shall inure to the benefit of the Executive's legal representatives. All obligations imposed upon the Executive and all rights granted to the Company under this Agreement shall be final, binding, and conclusive upon the Executive's heirs, executors, administrators, and successors.

12.      RESOLUTION OF DISPUTES

               Any dispute or disagreement which may arise under, or as a result of, or in any way relate to the interpretation, construction, or application of this Agreement shall be determined by the Board. Any determination made hereunder shall be final, binding, and conclusive on the Executive and the Company for all purposes.



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                            [SIGNATURE PAGE FOLLOWS]



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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



JAKKS PACIFIC, INC.                               EXECUTIVE


By:
   --------------------------------               ------------------------------
     Name:                                        [Name]
     Title:



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